EXHIBIT 11

               [LETTERHEAD OF KAPLAN GOTTBETTER & LEVENSON, LLP]



July 25, 2000

To the Board of Directors
International Test Systems, Inc.


         We hereby consent to the use of our opinion dated July 25, 2000 in the Prospectus to be included in the Registration Statement on Form SB-1 being filed by International Test Systems, Inc. We also hereby consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" In such Prospectus.


/s/ Kaplan, Gottbetter & Levenson LLP
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Kaplan, Gottbetter & Levenson LLP